EXHIBIT 2.1




                                  AMENDMENT TO
                       CONTRIBUTION AND PURCHASE AGREEMENT

     THIS AMENDMENT TO CONTRIBUTION AND PURCHASE AGREEMENT is made and entered into as of September 29, 1998 by and among Falcon Holding Group, L.P., a
Delaware limited partnership ("FHGLP"); Falcon Communications, L.P., a California limited partnership ("NewFalcon"); and TCI Falcon Holdings, LLC, a Delaware limited liability company ("TCI").

                              PRELIMINARY STATEMENT

     A.  The  parties  hereto  and  certain  other  persons   entered  into  the
Contribution and Purchase Agreement on December 30, 1997 (the "Contribution Agreement"), which was amended and modified by a First Amendment to Contribution and Purchase Agreement, dated as of March 23, 1998 (the "First Amendment"), a Second Amendment to Contribution and Purchase Agreement, dated as of April 2, 1998, a Third Amendment to Contribution and Purchase Agreement, dated as of May 12, 1998, and a letter agreement dated June 25, 1998 (regarding TCI's acquisition of certain property in Walla Walla, Washington) (the "Walla Walla Agreement").

     B. FHGLP and TCI desire to modify the Contribution Agreement in certain respects as described herein. Section 15.5(b) of the Contribution Agreement provides that FHGLP and TCI may enter into this Amendment without the consent or waiver of any other party to the Contribution Agreement, and Section 11.17 of the Contribution Agreement provides for an agreement by each FHGLP Partner that any action that may be taken by FHGLP under the Contribution Agreement may be taken by FHGLP's General Partner in the General Partner's sole discretion.

     NOW, THEREFORE, FHGLP, TCI, and NewFalcon agree as follows:

     1. Definitions. Except as otherwise provided in this Amendment, all capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Contribution Agreement.

     2.  Walla Walla Property.

     (a) The TCI Assets shall include the property referred to in the Walla Walla Agreement.

     (b) Pursuant to the Walla Walla Agreement, the net fair market value of the TCI Assets, as specified in Section 3.2 of the Contribution Agreement, shall be increased by $240,000, which represents the purchase price paid by TCI for the property referred to in the Walla Walla Agreement plus all reasonable costs and expenses incurred by TCI in connection with the purchase of such property. This adjustment to the net fair market value of the TCI Assets is in addition to the other adjustments provided for elsewhere in this Amendment.


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     3.  Adlink.

     (a) As specified in Schedule 2.2(a)(2) to the Contribution Agreement, the assets to be contributed by FHGLP to NewFalcon at the Closing shall not include FHGLP's equity interest in Adlink.

     (b) FHGLP agrees that, after Closing, NewFalcon and the Falcon Entities shall be permitted to sell advertising avails to Adlink in accordance with, and subject to, the terms and conditions of FHGLP's existing agreements with Adlink, so long as such agreements remain in effect. FHGLP confirms that its existing agreements with Adlink referenced in the preceding sentence are no less favorable to FHGLP on the date of this Amendment than they were throughout the period from January 1, 1997 through March 31, 1997.

     (c) For purposes of the Contribution Agreement, including Section 3.6(a) of the Contribution Agreement, "Excluded Falcon Assets" shall include FHGLP's equity interest in Adlink.

     4. Supplemental Programming. Concurrently with the execution and delivery of this Amendment, TCI Communications, Inc., FHGLP, and NewFalcon are entering into an amendment to that certain letter agreement, dated December 30, 1997, among TCI Communications, Inc., FHGLP, and NewFalcon concerning certain programming matters.

     5. Financing Costs.

     FHGLP, NewFalcon, and TCI agree that the amount by which the payments to the note holders in connection with FHGLP's tender offer for the 11% Notes (as defined in the First Amendment) exceeded the redemption price for the 11% Notes at September 15, 1998 pursuant to the Note Indenture (as defined in the First Amendment) shall be treated as "Financing Costs" for purposes of the first sentence of Section 10 of the First Amendment.

     6. Cle Elum.

     (a) The TCI Systems shall include the cable television system serving Cle Elum, Washington, and the TCI Assets shall include all assets used or held for use in connection with the operations of the cable television system serving Cle Elum, Washington. Such assets shall constitute Retained TCI Assets and shall be contributed to NewFalcon in accordance with Section 11.10 of the Contribution Agreement.

     (b) TCI represents and warrants to FHGLP and NewFalcon that the representations and warranties in the Contribution Agreement regarding title to the TCI Assets, insofar as such representations and warranties relate to the assets of the cable television system serving Cle Elum, Washington after giving effect to Section 6(a) of this Amendment, are true on the date of this Amendment as if such representations and warranties were made on the date of this Amendment and set forth herein. TCI represents and warrants to FHGLP and NewFalcon that, to the best of TCI's knowledge, without due inquiry, all other representations and warranties in the Contribution Agreement regarding the TCI Systems and the TCI Assets, insofar as such representations and warranties relate to the cable television system serving Cle Elum, Washington after giving effect to Section 6(a) of this Amendment, are true on the date of this Amendment as if such representations and warranties were made on the date of this Amendment and set forth herein.



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     (c) The net fair market  value of the TCI Assets,  as  specified in Section
3.2 of the Contribution Agreement, shall be increased by $1,630,323, which represents the fair market value of the assets of the cable television system serving Cle Elum, Washington. This adjustment to the net fair market value of the TCI Assets is in addition to the other adjustments provided for elsewhere in this Amendment.

     7. Calabasas.

     (a) The TCI Systems shall not include the cable television system serving Calabasas, California, and the TCI Assets shall not include any assets used or held for use in connection with the operations of the cable television system serving Calabasas, California, including the assets described in Section 2.3(a)(10) of the Contribution Agreement.

     (b) The net fair market  value of the TCI Assets,  as  specified in Section
3.2 of the Contribution Agreement, shall be reduced by $1,938,759, which represents the fair market value of those assets used or held for use in connection with the operations of the cable television system serving Calabasas, California that were TCI Assets before giving effect to Section 7(a) of this Amendment. This adjustment to the net fair market value of the TCI Assets is in addition to the other adjustments provided for elsewhere in this Amendment.

     (c) Neither NewFalcon (or any other Falcon Entity) nor TCI Cablevision of California, Inc. shall be required under the Contribution Agreement to enter into the Signal Sharing Agreement described in Section 11.9 of the Contribution Agreement.

     8. Permitted Indebtedness.

     (a) TCI hereby waives compliance by NewFalcon with the limitation on Indebtedness contained in Section 5.1(b)(2)(G) of the NewFalcon Agreement in connection with any assumption or incurrence of Indebtedness by NewFalcon or any of its Subsidiaries that is consummated on or prior to March 31, 1999, so long as, after giving effect to the assumption or incurrence of any such Indebtedness, the Operating Cash Flow Ratio does not exceed 7.75:1. TCI and FHGLP agree to discuss prior to March 31, 1999 appropriate long-term business plans and capital structure for NewFalcon after FHGLP's review of NewFalcon's business. Capitalized terms used in this Section 8(a) and not otherwise defined herein have the same meanings assigned to them in the NewFalcon Agreement.

     (b) TCI hereby waives compliance by FHGLP and each Falcon Entity with the limitation on Indebtedness contained in Section 10.5 of the Contribution Agreement.

     (c) TCI hereby waives the condition to Closing set forth in Section 12.2(j) of the Contribution Agreement.

     9. Closing Date.

     (a) Effective upon the execution and delivery of this Amendment by each of FHGLP, TCI, and NewFalcon, the notice, dated September 16, 1998, that was delivered by FHGLP pursuant to Section 13.1(a)(1) of the Contribution Agreement shall be deemed withdrawn and shall be of no further force or effect.



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     (b) Pursuant to Section 13.1(a)(1) of the Contribution  Agreement,  TCI and
FHGLP agree that, except as provided in Section 13.1(a)(3) and Section 13.1(a)(4) of the Contribution Agreement, subject to the fulfillment prior to and at the Closing Date of the conditions specified in the Contribution Agreement, the Closing shall take place at 10:00 a.m. on September 30, 1998.

     10. Effective Time.

     (a) The definition of "Effective Time" in Section 1.1 of the Contribution Agreement is amended to read in its entirety as follows:

               "Effective Time" means, as used with respect to certain assets or liabilities under this Agreement, 11:59 p.m., local time at the relevant location for determining such assets or liabilities, on the Closing Date.

               (b) Clause (6) of Section 3.6(a) of the Contribution Agreement is amended by deleting the words "Effective Time" and substituting therefor the word "Closing."

     11. Adjustment to TCI's Current Liabilities; Capital Contribution.

     (a) The Current Liabilities of the TCI Systems as of the Effective Time shall be increased for purposes of Section 3.2 of the Contribution Agreement by the amount of interest accrued on $275,000,000 of NewFalcon's Indebtedness for a period of one day, calculated at the weighted average interest rate applicable as of the Closing Date to the Indebtedness incurred by NewFalcon pursuant to
Section 2.8(e) of the Contribution Agreement to repay Indebtedness assumed by NewFalcon pursuant to Section 4.1 of the Contribution Agreement. The increase in the Current Liabilities of the TCI Systems as of the Effective Time pursuant to this Section 11(a) shall not be reflected on the preliminary settlement statement delivered by TCI pursuant to Section 3.7(b).

     (b) Within five Business Days after the TCI Adjustments and the Falcon Adjustments are finally determined pursuant to Section 3.7 of the Contribution Agreement, TCI shall contribute to NewFalcon cash in an amount equal to the amount of the increase in the Current Liabilities of the TCI Systems as of the Effective Time pursuant to Section 11(a). For purposes of the Contribution Agreement and the NewFalcon Agreement, such capital contribution shall increase the net fair market value of the capital contributions made by TCI pursuant to
Section 2.2(a)(1) of the Contribution Agreement.

     12. Adjustment to Current Assets for Expenses.

     (a) To reflect certain costs and expenses reasonably incurred by TCI and FHGLP in connection with the formation, organization, and capitalization of the NewFalcon, the Current Assets of the TCI Systems as of the Effective Time shall be increased for purposes of Section 3.2 of the Contribution Agreement by $500,000, and the Current Assets of FHGLP as of the Effective Time that are contributed to NewFalcon shall be increased for purposes of Section 3.5 of the Contribution Agreement by $2,640,000 (the "FHGLP Expenses"). FHGLP confirms that the amount of the FHGLP Expenses does not include,and FHGLP shall retain liability for, (i) the fee described in clause (i) of paragraph 2 of the letter, dated as of June 2, 1997, from Lazard Freres & Co. LLC to FHGLP, and (ii) any costs and expenses incurred by FHGLP that are properly allocable to the transactions contemplated by the Contribution Agreement related to the FHGLP Partners (as defined in the Contribution Agreement), which are not costs and expenses incurred by FHGLP directly related to the formation, organization, and capitalization of NewFalcon (including costs and expenses incurred in arranging any proposed or consummated financing).



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     (b)  The  increase  in the  Current  Assets  of the TCI  Systems  as of the
Effective Time pursuant to Section 12(a) shall be treated for purposes of the Contribution Agreement and the NewFalcon Agreement as if it had been reflected on the preliminary settlement statement delivered by TCI pursuant to Section 3.7(b). The increase in the Current Assets of FHGLP as of the Effective Time pursuant to Section 12(a) shall be treated for purposes of the Contribution Agreement and the NewFalcon Agreement as if it had been reflected on the preliminary settlement statement delivered by FHGLP pursuant to Section 3.7(b).

     (c) Neither FHGLP nor TCI shall be entitled to reimbursement for any costs or expenses pursuant to Section 5.7(a) of the NewFalcon Agreement.

     13. Authority. FHGLP and TCI acknowledge and agree that they are entering into this Amendment pursuant to Section 15.5(b).

     14. Effect of Amendment. FHGLP and TCI hereby agree that the Contribution Agreement is hereby deemed amended in all respects necessary to give effect to the consents, agreements and waivers contained in this Amendment, whether or not a particular Section or provision of the Contribution Agreement has been referred to in this Amendment. Except as amended hereby, the Contribution Agreement as previously amended shall remain unchanged and in full force and effect, and this Amendment shall be governed by and subject to the terms of the Contribution Agreement, as amended hereby. From and after the date of this Amendment, each reference in the Contribution Agreement to "this Agreement," "hereof," "hereunder" or words of like import, and all references to the Contribution Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature (other than in this Amendment or as otherwise expressly provided) shall be deemed to mean the Contribution Agreement, as previously amended and as amended by this Amendment.

     15. Acknowledgment by TCI Communications. TCI Communications, Inc. acknowledges and agrees that this Amendment shall in no way impair or otherwise affect any of its agreements, covenants, and obligations under the NewFalcon Agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                   Falcon Holding Group, L.P.

                                   By:      Falcon Holding Group, Inc.

                                   By:      /s/ Stanley S. Iskowitch
                                            ----------------------------------
                                            Name: Stanley S. Iskowitch
                                            Title: Executive Vice President

                                   Falcon Communications, Group, L.P.

                                   By:      Falcon Holding Group, L.P.

                                   By:      Falcon Holding Group, Inc.

                                   By:      /s/ Stanley S. Iskowitch
                                            ----------------------------------
                                            Name: Stanley S. Iskowitch
                                            Title: Executive Vice President

                                   TCI Falcon Holdings, LLC

                                   By:      /s/ William R. Fitzgerald
                                            ----------------------------------
                                            Name: William R. Fitzgerald
                                            Title: Vice President

                                   TCI Communications, Inc.

                                   By:      /s/ William R. Fitzgerald
                                            ----------------------------------
                                            Name: William R. Fitzgerald
                                            Title: Vice President